Total Number of Pages:  7
Exhibit Index on Sequential Page No.:  3




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 29, 1996
                                                        -------------------


                                ORNDA HEALTHCORP
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        1-11591                                          75-1776092
(Commission File Number)                      (IRS Employer Identification No.)

3401 West End Avenue, Nashville, Tennessee                 37203
(Address of principal executive office)                  (Zip Code)

Registrant's telephone number, including area code:  (615) 383-8599

Item 5.  Other Events.

         The Registrant hereby incorporates by reference the information about the Registrant set forth in Exhibit 99 attached hereto.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

               99 The first three pages of Registrant's news release dated October 29, 1996.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ORNDA HEALTHCORP

                                       By:/s/Ronald P. Soltman
                                             Ronald P. Soltman
                                             Senior Vice President

Date:    October 31, 1996

                                  EXHIBIT INDEX

                                                                     Sequential
                                                                       Page No.

No.  Subject Matter

99   The first three pages of Registrant's news release
     dated October 29, 1996...................................................4

                                                                     Exhibit 99

[OrNda Letterhead]

FOR IMMEDIATE RELEASE:

Contact:          Keith B. Pitts
                  Executive Vice President and Chief Financial Officer
                    or
                  Thomas A. Bartels
                  Director of Investor Relations
                  OrNda HealthCorp
                  (615) 383-8599


                ORNDA HEALTHCORP REPORTS FISCAL 1996 EPS OF $1.73
     -----------------------------------------------------------------------

                           FOURTH QUARTER EPS OF $0.39


NASHVILLE, Tennessee (October 29, 1996) -- OrNda HealthCorp (NYSE:ORN) today reported that net income for the three months ended August 31, 1996, increased 45.5% to $23.2 million from $16.0 million in the fourth quarter of last year. Earnings per share rose to $0.39 for the fourth quarter ended August 31, 1996, on 60.1 million weighted average common and common equivalent shares, compared with $0.34 for the same period last year on 46.1 million weighted average common and common equivalent shares. Revenue for the fourth quarter of fiscal 1996 was $552.9 million compared with $484.1 million in last year's fourth quarter, up 14.2%. OrNda's EBITDA margin improved to 15.9% for the fourth quarter of fiscal 1996 compared with 13.5% in the same period last year.

         Net income increased to $99.9 million for the year ended August 31, 1996, compared with $71.3 million in fiscal 1995, representing an increase of 40.0%. Income from continuing operations for the year ended August 31, 1996, increased to $99.9 million from $70.7 million for the same period in the prior year, an increase of 41.2%. Earnings per share for the year ended August 31, 1996, rose to $1.73 on 57.5 million weighted average common and common equivalent shares from $1.53 on 45.3 million weighted average common and common equivalent shares for the same period last year. For the year ended August 31, 1996, revenues were $2.1 billion compared with $1.8 billion last year. The Company's EBITDA margin for fiscal 1996 increased to 15.7% from 14.2% for fiscal 1995. On a fully diluted basis, earnings per share for the years ended August 31, 1996 and 1995, were $1.72 and $1.51, respectively.

         For the fourth quarter, on a same-hospital basis, revenues increased by 4.5%, admissions increased by 1.5%, and adjusted admissions increased by 3.9% over the prior year. For the year ended August 31, 1996, same-hospital revenues rose by 6.1%. Same hospital admissions rose by 2.9%, and adjusted admissions rose by 6.2% over the prior year.

                                    - MORE -

ORN Reports Third Quarter Results
Page 2
October 29, 1996


         Charles N. Martin, Jr., chairman, president and chief executive officer of OrNda HealthCorp, said, "We are particularly pleased about the progress we made in the fourth quarter which we believe is an indication of our ability to successfully manage our facilities in a very dynamic marketplace. We made significant progress in strengthening our existing delivery networks, particularly in the Los Angeles area. Additionally, we continued to demonstrate our ability to improve and integrate our new and existing facilities, as can be seen by the continued improvement in same-hospital revenues, margins and admissions."

         During the fourth quarter, OrNda completed three previously announced acquisitions: (1) Cypress Fairbanks Medical Center, a 149-bed acute care hospital in Houston, Texas; (2) Westside Hospital, a 66-bed facility located in Los Angeles, California; and (3) Centinela Hospital Medical Center, a 400-bed acute care facility in Inglewood, California, and related healthcare businesses.

         Also in the fourth quarter, OrNda announced the signing of a letter of intent with United Western Medical Centers, a not-for-profit corporation located in Orange County, California, to acquire substantially all of United's assets consisting primarily of 288-bed Western Medical Center-Santa Ana, 193-bed Western Medical Center-Anaheim, and a 202-bed skilled nursing facility, Western Medical Center-Bartlett.

         Additionally, subsequent to the Company's fiscal year-end, OrNda completed the acquisition of The Fallon Healthcare System's Saint Vincent Healthcare System in Worcester, Massachusetts, consisting of a 432-bed acute care teaching hospital, three skilled nursing facilities and other healthcare related companies, and a minority interest in the 280-member multi-specialty group physician practice. Under the terms of the Fallon transaction, OrNda will also fund the construction of a new replacement hospital, known as Medical City, which will be located in downtown Worcester, Massachusetts.

         On October 17, 1996, Tenet Healthcare Corporation (NYSE:THC) and OrNda announced the signing of a definitive merger agreement under which Tenet will acquire OrNda. Under the terms of the agreement, which has been approved by the boards of both companies, OrNda shareholders will receive 1.35 shares of Tenet common stock for each share of OrNda stock in a tax-free exchange. The companies hope to close the transaction in early March 1997, subject to approval of shareholders of both companies, review under the Hart-Scott-Rodino Antitrust Improvements Act and other customary regulatory approvals. This transaction will create a consolidated company with proforma revenues of approximately $8.5 billion, operating 126 hospitals in 22 states. Including the assumption of OrNda's debt, the transaction values OrNda at more than $3.1 billion.

ORN Reports Third Quarter Results
Page 3
October 29, 1996

         Additionally, on October 26, 1996, The George Washington University and OrNda announced that they had signed a letter of intent to form an 80/20 (OrNda/GWU) partnership to operate the University's 170-year old academic medical hospital in Washington, D.C. Under the proposed agreement, which is subject to Board and regulatory approvals, the hospital will continue its educational mission and charity care, as well as improve its facilities and create a comprehensive integrated healthcare delivery network. The George Washington University Medical Center is a nationally recognized acute care teaching facility located in the Foggy Bottom area of Washington, D.C.

         In closing, Mr. Martin said, "We are extremely pleased with OrNda's performance in fiscal 1996. Our financial and growth objectives were achieved or exceeded, which allowed us greater flexibility to pursue our strategic affiliations and acquisitions. Our strategy of creating comprehensive integrated healthcare delivery systems, which deliver quality healthcare in a low-cost environment, is clearly becoming more visible, as further evidenced by our agreement to merge with Tenet."

         OrNda HealthCorp, based in Nashville, Tennessee, is the third largest investor-owned hospital management company in the United States. It is a leading provider of healthcare services, delivering a broad range of inpatient and outpatient healthcare services principally through the operation of 50 hospitals located in urban and suburban communities in 15 states. For additional information on the Company, visit OrNda HealthCorp's Web site: http://www.orndahealth.com

                                      -###-

Additional Media Contact:  Paula Lovell
                           Lovell Communications Inc.
                           (615) 297-7766